ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT dated February 2, 1995, by and among Alan Cohen, as Chapter 11 Trustee for CIRO INC., CIRO OF BOND STREET, INC., and CIRO CREATIONS, INC. (collectively, "Trustee") and MERCHANTS T&F, INC., a New York corporation, with offices at 445 Fifth Avenue, New York, New York 10016 ("Purchaser").

                                   WITNESSETH

     WHEREAS, Trustee is the Chapter 11 Trustee in certain Chapter 11 cases jointly administered as Case No. 94-B-43389 (the "Cases") pending in the United States Bankruptcy Court, Southern District of New York (the "Court"); and

     WHEREAS, Trustee has succeeded by operation of law to all right, title and interest previously enjoyed by Ciro Inc., Ciro of Bond Street, Inc., and Ciro Creations, Inc., the debtors in the Cases (collectively, the "Debtors") in and to the business and assets of the Debtors; and

     WHEREAS, Trustee desires to sell and transfer to Purchaser, and Purchaser desires to acquire from Trustee, all of Trustee's right, title and interest in and to said assets, all on the terms and conditions set forth herein; and

     WHEREAS, the sale and transfer of said assets by Trustee to Purchaser was approved by an Order Authorizing Sale of Assets Pursuant to 11 U.S.C. 363(b),
(f) of the Court dated January 23, 1995, and this Agreement is pursuant thereto and not in limitation thereof;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                 SALE OF ASSETS

     1.1 Subject Assets. (a) Subject to the terms and conditions of this Agreement, Trustee hereby sells and transfers to Purchaser, and Purchaser hereby purchases from Trustee, all of Trustee's right, title and interest in and to the assets, properties, rights and claims of every type and nature and wherever situated, real, personal, tangible, intangible or contingent, previously owned or held by the Debtors and used in the conduct of the Debtors' business (the "Business") and currently owned or held by Trustee, other than the Excluded Assets (collectively, the "Subject Assets"), including, without limitation, all of Trustee's right, title and interest, if any, in the following assets, properties or rights which are or were used or held for use in the Business and which on the date hereof are owned or held by Trustee:

          (i) the machinery, equipment, furniture, tools, supplies and other tangible personal property wherever located;

          (ii) the inventory, raw materials, work-in-process and finished goods, and stores, supplies and spare parts, wherever located (including, without limitation, inventory in transit);

          (iii) all foreign, federal, state and local governmental licenses, permits, approvals and authorizations, whether foreign or domestic, which are assignable;

          (iv) all trade names, trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, software and other intellectual property rights, including, without limitation, those listed on Schedule 1.1(a) (iv) hereto;

          (v) all license agreements and franchise agreements listed on Schedule 1.1(v) hereto (the "Assumed Contracts");

          (vi) all books and records, including computerized records and any associated software and documentation, including, without limitation, books and records relating to sales or marketing information, customer lists and information, sales invoices and personnel records for the employees of Debtors, except that the Trustee or its representatives shall have the right of access to all of the foregoing and to make copies thereof upon reasonable notice;

          (vii) all purchase order forms, other forms, labels, stationery, shipping materials, catalogues, brochures, artwork mechanicals, artwork used or held for use in connection with the business, photographs and advertising materials;

          (viii) prepaid expenses and tax refunds;

          (ix) all stock in subsidiaries, securities of any kind and interests in joint ventures and partnerships, which are listed on Schedule 1.1(a)
     (xii) hereto; and

          (xiii) all other tangible and intangible properties owned by Trustee.

     (b) The inclusion of an item on any Schedule hereto shall not be deemed a representation or affirmation by Trustee that Trustee in fact has any rights in or with respect to such item, Trustee makes no such representation or affirmation, and Trustee hereby expressly disclaims any implied representation or affirmation to the contrary. Trustee has prepared the Schedules entirely on the basis of information and documents provided by third parties without independent investigation or verification of such information or documents by Trustee. Trustee is selling, and Purchaser is acquiring, the Subject Assets pursuant to the order of the Court dated January 23, 1995, free and clear of all liens, claims and encumbrances, with such liens, claims and encumbrances, if any, to attach to the proceeds of such sale, and Trustee gives no independent warranty or representation as to title, merchantability, fitness for a particular purpose, validity, completeness, condition or any other characteristic of the Subject Assets.

     1.2 Excluded Assets. Trustee shall not sell, and Purchaser shall not purchase, any of the following (the "Excluded Assets")

          (a) all leases of real and personal property, subject to the acquisition of certain leases of real property by Oldco Bijoux, Inc. by payment under Section 2.1(c) hereof (the "Oldco Bijoux Purchase");

          (b) all accounts receivable, including without limitation all accounts receivable of the Debtors which represent amounts due from any subsidiary of the Debtors;

          (c) all deposits of cash with third parties for performance due from such parties to the Debtors or the Trustee;

          (d) all claims and choses in action, except that the parties agree to determine subsequent to the Closing the disposition of any claims against Deloitte & Touche;

          (e) all cash and cash equivalents;

          (f) all preference claims of the estates of the debtors in the Cases which may be asserted under Section 547 of the Bankruptcy Code; and

          (g) all other contracts which are not assumed and assigned to Purchaser.

     1.3 Liabilities. It is expressly agreed that Trustee is not transferring and Purchaser is not acquiring, assuming or otherwise in any manner becoming responsible for any liabilities, debts, commitments or other obligations of the Debtors or

Trustee, whether or not related to the Subject Assets, whether absolute or contingent, due or unmatured, direct or indirect, or of any kind whatsoever, including without limitation the following listed liabilities and obligations:

          (a) all liabilities for foreign, federal, state and local income and franchise taxes incurred by the Debtors or Trustee with respect to periods ending on or prior to the Closing Date or incurred by Trustee with respect to any of the transactions contemplated hereby;

          (b) all liabilities and obligations, whether civil or criminal in nature, arising out of any actual or alleged violation by Trustee, or by any previous owner of any of the Subject Assets, of any foreign, federal, state or local law, rule, regulation, judicial or administrative order, judgment or decree, or governmental permit, license, approval or authorization (each a "Violation"), if such Violation occurred prior to the Closing Date;

          (c) all liabilities and obligations arising under the Assumed Contracts and Leases if the rights of Trustee are, for any reason, not transferred to, or the benefits thereunder are not otherwise made available to, Purchaser at the Closing; and

          (d) all liabilities and obligations of the Debtors or Trustee for which claims have been made under the Debtors' or Trustee's insurance contracts or policies prior to the Closing Date.

                                   ARTICLE II

                             CLOSING; PURCHASE PRICE

     2.1 Purchase Price. The purchase price for the Subject Assets (the "Purchase Price") shall be $1,475,000.00, of which $190,000 was previously deposited with the Trustee on January 23, 1995, all of which Purchase Price (including such deposit) shall be paid to Trustee at the Closing (as defined below) as follows:

          (a) purchaser's certified or bank check for $230,000;

          (b) attorney's check of Finkel, Goldstein, Berzow & Rosenbloom for $380,000;

          (c) check  from  Oldco  Bijoux,  Inc in the  amount of  $500,000;

          (d) release of deposit for $190,000;

          (e) check from Galleria Limited for $125,000; and

          (f) check from 677 Fifth Avenue Corporation for $50,000.

     2.2 Closing Date. The Closing under this Agreement (the "Closing") shall take place at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022 on the date hereof (sometimes referred to herein as the "Closing Date")

     2.3 Trustee Closing Documents. At the Closing, Trustee shall execute and deliver or use its best efforts to cause to be executed and delivered to Purchaser the following:

          (a) Such bills of sale, assignments, trademark assignments (in recordable form) and other instruments of transfer as shall be necessary or required to transfer to Purchaser all of Trustee's right, title and interest in and to all of the Subject Assets; and

          (b) Such other  instruments of transfer and other documents as counsel
     to  Purchaser  shall  determine  are  reasonably   necessary  in  order  to
     effectuate the purposes of the transactions contemplated herein.

     2.4 Purchaser Closing Documents. At the Closing, Purchaser shall execute and deliver to Trustee such documents as counsel to Trustee shall determine are reasonably necessary in order to effectuate the purposes of the transactions contemplated herein.

     2.5 Proceedings. All proceedings which shall be taken and all documents which shall be executed and delivered by the parties on the Closing Date shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF Trustee

     Trustee hereby represents and warrants to Purchaser as follows:

     3.1 Authority. This Agreement, and each other document contemplated by this Agreement, has been duly executed and delivered by Trustee and constitutes a legal, valid and binding obligation of Trustee enforceable against it in accordance with its terms. Pursuant to the Order, Trustee has the authority to sell and transfer the Subject Assets to the Purchaser in accordance with the terms of this Agreement.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                             WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Trustee as follows:

     4.1 Due Organization, Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all necessary corporate power and authority to own and operate the Business and the Subject Assets.

     4.2 Effect of Agreement, Etc. This Agreement and each other document contemplated by this Agreement has been duly authorized by all necessary corporate action of Purchaser. This Agreement and each other document contemplated by this Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

     4.3 No Violation. The execution, delivery and performance by Trustee of this Agreement and each other document contemplated by this Agreement will not violate, conflict with or otherwise constitute a default under (a) the Purchaser's

Certificate of Incorporation or by-laws; (b) any agreement or instrument to which Purchaser is a party or by which it or its properties are bound; or (c) any law, rule, regulation, judgment, order or decree of any government or governmental agency or instrumentality to which Purchaser or its properties are bound.

     4.4 Acknowledgement. Purchaser hereby acknowledges that (a) it understands and accepts the provisions of Section 1.1(b) hereof, (b) it has conducted, to the extent it has deemed it desirable or necessary, its own investigation of the Subject Assets, (c) Trustee has cooperated, to the extent requested, in such investigation, (d) its execution, delivery and performance of this Agreement have not been done in reliance on any representation or warranty of Trustee except those expressly set forth in Article III hereof, and (e) notwithstanding such investigation, the entire risk of the existence of disclosed and undisclosed claims and/or disputes relating to the Subject Assets shall be borne by Purchaser and Trustee shall have no liability there for.

                                    ARTICLE V

                              POST-CLOSING MATTERS

     5.1 Further Assurances. If, at any time after the Closing, Purchaser shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Purchaser title to the Subject Assets, or to consummate any of the transactions contemplated by this Agreement, then to the extent that Trustee is legally able to do so without incurring liability, Trustee shall, upon reasonable request from Purchaser, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title in Purchaser and to otherwise carry out the purposes of this Agreement.

     5.2 The Trustee shall provide in any order dismissing the Cases that the Court shall retain jurisdiction to authorize and/or direct the Trustee to execute such documents as the Purchaser may reasonably require under Section 5.1.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 Waivers and Amendments. (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by instrument in writing executed by the party granting the waiver. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party of compliance by any other party with any representation, warranty, covenant, or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

     (b) No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other for further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     6.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telex, telecopier, telegram or similar electronic device, immediately upon sending, provided it is sent on a business day, but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other reputable overnight delivery service, upon confirmation of delivery by such carrier. All notices, requests and demands are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this paragraph).

If to Purchaser:         Merchants T&F, Inc.
                         445 Fifth Avenue
                         New York, New York 10016
                         Telephone:   (212) 481-1322
                         Telecopier:  (212) 686-4888
                         Attention:  Laszlo Schwartz,
                                     Vice President


With a copy to:          Harold S. Berzow, Esq.
                         Finkel, Goldstein, Berzow and Rosenbloom
                         26 Broadway, Suite 711
                         New York, New York 10004
                         Telephone:   (212) 344-2929
                         Telecopier:  (212) 422-6836



If to Trustee:           Mr. Alan Cohen
                         Alco Capital Group, Inc.
                         745 Fifth Avenue, Suite 1506
                         New York, New York 10151
                         Telephone:  (212) 751-9150
                         Telecopier: (212) 371-2768



With a copy to:          Harold D. Jones, Esq.
                         Pryor Cashman Sherman & Flynn
                         410 Park Avenue
                         New York, New York 10022
                         Telephone: (212) 421-4100
                         Telecopier: (212) 326-0806

     6.3 Entire Agreement. With the exception of the record made at the hearing of the Court held on January 23, 1995, before Judge Jeffrey Gallet, this Agreement and the schedules and exnibits hereto set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, letters of intent, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

     6.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement provided that the parties acknowledge the rights of Oldco Bijoux, Inc. under the Oldco Bijoux Purchase.

     6.5 Non-Assignability. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto and any such purported assignment shall be null and void provided that the parties acknowledge the rights of Oldco Bijoux, Inc. under the Oldco Bijoux Purchase.

     6.6 Applicable Law; Venue. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be enforced in such state. Any action brought by either party with respect to the enforcement of this Agreement or damages from a breach hereof shall be commenced exclusively in the United States Bankruptcy Court for the Southern District of New York, and Purchaser consents to the jurisdiction of such Court. Each party hereby waives its right to a trial by jury in such a proceeding.

     6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.8 Section and Other Headings. All headings of the Sections of this Agreement are for convenience of reference only and do not form a part thereof and shall not be used in any way to interpret or construe the terms hereof or the intention of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


PURCHASER:                            MERCHANTS T&F, INC.


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:



                     See next page for signature of Trustee.

                              /s/ Alan Cohen
                              ----------------------------------
                              Alan Cohen, Chapter 11 Trustee
                              of Ciro, Inc., et al.